Exhibit 1.4

(TRANSLATION)

REGULATIONS OF

THE BOARD OF CORPORATE AUDITORS

OF

MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.

Article 1.	(Purport)

Pursuant to laws, ordinances and the Articles of Incorporation, matters concerning the Board of Corporate Auditors of the Company shall be governed by these Regulations.

Article 2.	(Organization)

The Board of Corporate Auditors shall consist of the Corporate Auditors.

Article 3.	(Purpose of Board of Corporate Auditors)

The Board of Corporate Auditors shall receive reports, deliberate or take resolutions on important matters pertaining to auditing; provided, however, that it shall not prevent each Corporate Auditor from exercising his/her power.

Article 4.	(Holding of Meetings)

Meetings of the Board of Corporate Auditors shall be held, as a general rule, once a month; provided, however, that meetings may be held from time to time whenever necessary.

Article 5.	(Chairman of the Board of Corporate Auditors and Person who Convenes Meetings)

1.      The Board of Corporate Auditors shall decide the chairman of the Board of Corporate Auditors by election from among the Corporate Auditors.

2.      The chairman of the Board of Corporate Auditors shall convene and conduct meetings of the Board of Corporate Auditors, and fulfill the duties entrusted by the Board of Corporate Auditors; provided, however, that it shall not prevent each Corporate Auditor from exercising his/her power.

Article 6.	(Convocation Notice)

1.      Notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor three (3) days in advance of the date set for the meeting; provided, however, that in case of emergency this period may be shortened.

2.      With the consent of all Corporate Auditors, a meeting of the Board of Corporate Auditors may be held without the convocation procedure.

Article 7.	(Method of Adopting Resolutions)

Other than the resolutions for dismissal set forth in paragraph 2 of Article 13 and the resolutions concerning the consent set forth in Article 15, resolutions of the Board of Corporate Auditors shall be adopted by a majority vote of all Corporate Auditors.

Article 8.	(Making Decisions on Auditing Policies, etc.)

1.      The policy, plan and method of auditing and the assignment of auditing work, etc. shall be determined by resolutions of the Board of Corporate Auditors at the commencement of auditing.

2.      In addition to the preceding paragraph, the Board of Corporate Auditors shall resolve matters which any Corporate Auditor deems necessary in order to fulfill his/her duty, including budget for auditing expenses.

Article 9.	(Regular Meetings with Representative Directors)

1.      The Board of Corporate Auditors shall have meetings with Representative Directors regularly in order to make effort to develop mutual understanding with Representative Directors through various measures including exchange of views on matters which the Company shall deal with, status of improvement of the conditions for auditing by the Corporate Auditors and important issues concerning auditing, as well as making certain requests deemed necessary.

2.      The Corporate Auditors shall explain from time to time the policy and plan of auditing and the status of implementation of auditing and results thereof to Representative Directors and the Board of Directors.

3.      The Board of Directors shall determine the matters which shall be reported by Directors, Executive Officers or employees to the Board of Corporate Auditors through consultation with Directors and Executive Officers in addition to matters which shall be reported pursuant to laws, and shall receive such reports.

Article 10.	(Report to the Board of Corporate Auditors)

1.      Each Corporate Auditor shall report on the status of execution of his/her duty to the Board of Corporate Auditors from time to time, and at any time upon request by the Board of Corporate Auditors.

2.      Any Corporate Auditor who has received a report from an Accounting Auditor, a Director or an Executive Officer, an employee in the internal auditing section, etc. or any other person shall make the report thereof to the Board of Corporate Auditors.

3.      The Board of Corporate Auditors may require an Accounting Auditor, a Director, an Executive Officer, an employee in the internal auditing section or other sections or any other person to report to the Board of Corporate Auditors whenever necessary.

Article 11.	(Measures to be Taken in the Event of Hearing Reports)

1.      In case a Director or an Executive Officer reports to the Board of Corporate Auditors a finding of a fact that might cause material damage to the Company, or in case the Accounting Auditor reports to the Board of Corporate Auditors a finding of unfair acts pertaining to the fulfillment of duty of a Director or an Executive Officer or material facts in violation of laws or ordinances, or the Articles of Incorporation in the fulfillment of duty of a Director or an Executive Officer, the Board of Corporate Auditors shall investigate as required and take appropriate measures, such as advice or recommendation to such Director or Executive Officer, depending on the circumstances.

2.      In case the Board of Corporate Auditors receives reports concerning the matters which shall be reported by Directors, Executive Officers or employees to the Board of Corporate Auditors as predetermined through consultation with Directors and Executive Officers, the Board of Corporate Auditors shall take measures pursuant to the provision of the preceding paragraph to the extent judged as necessary.

Article 12.	(Preparation of Audit Report)

1.      The Board of Corporate Auditors shall receive accounting and other documents from the Directors and the auditors’ report and other documents from the Accounting Auditor. The Corporate Auditors who shall receive these documents shall be Full-time Corporate Auditors.

2.      The Board of Corporate Auditors shall prepare an audit report upon deliberation after receiving a report from the Corporate Auditors on the matters to be stated in the audit report, etc.

3.      If any Corporate Auditor expresses a different opinion, such opinion shall be affixed to the audit report.

4.      Each Corporate Auditor shall either affix his/her signature and seal to or put his/her electronic signature on the audit report. Full-time Corporate Auditors shall state in writing or in digital format that they are Full-time Corporate Auditors.

Article 13.	(Resolutions Relating to the Appointment, Non-reappointment or Dismissal of an Accounting Auditor)

1.      The following matters pertaining to the appointment, non-reappointment or dismissal of an Accounting Auditor shall be determined by resolutions of the Board of Corporate Auditors:

(1)	Consent to the agenda concerning the appointment, non-reappointment or dismissal of an Accounting Auditor which is to be submitted to a general meeting of shareholders;

(2)	Request for making the matters pertaining to the appointment, non-reappointment or dismissal of an Accounting Auditor as the agenda of the general meeting of shareholders;

(3)	Request for submitting a proposal relating to the appointment of an Accounting Auditor to a general meeting of shareholders; and

(4)	Appointment of those who shall temporarily perform duties of an Accounting Auditor when a vacancy occurs.

2.      In case the Board of Corporate Auditors shall dismiss an Accounting Auditor based upon a reason for dismissal provided by statute, a resolution of the Board of Corporate Auditors for such dismissal shall be adopted unanimously. In such case, the Corporate Auditor designated by the Board of Corporate Auditors shall explain such dismissal and the reasons therefor at the first general meeting of shareholders held after such dismissal.

Article 14.	(Consent to and Requests for Proposals Relating to the Appointment of a Corporate Auditor)

The following matters pertaining to the appointment of a Corporate Auditor shall be determined by resolutions of the Board of Corporate Auditors:

(1)	Consent to the agenda concerning the appointment of a Corporate Auditor which is to be submitted to a general meeting of shareholders;

(2)	Request for making the matters pertaining to the appointment of a Corporate Auditor as the agenda of a general meeting of shareholders; and

(3)	Request for submitting a proposal relating to the appointment of a Corporate Auditor to a general meeting of shareholders.

Article 15.	(Consent of the Board of Corporate Auditors Relating to the Exemption of Directors from Liabilities, etc.)

The consent of the Board of Corporate Auditors for the following agenda items shall be adopted by the unanimous resolution of all Corporate Auditors:

(1)	Consent to the agenda concerning the exemption of Directors from liabilities to the Company which the Board of Directors intends to propose to a general meeting of shareholders;

(2)	Consent to the agenda concerning the amendment to the Articles of Incorporation in order to enable the Company to exempt Directors from liabilities to the Company by a resolution of the Board of Directors which the Board of Directors intends to propose to a general meeting of shareholders;

(3)	Consent to the agenda concerning the exemption of Directors from liabilities to the Company which the Board of Directors intends to propose to a meeting of the Board of Directors pursuant to the provisions of the Articles of Incorporation;

(4)	Consent to the agenda concerning the amendment to the Articles of Incorporation in order to enable the Company to enter into an agreement with any outside Director (shagai torishimariyaku) to exempt such outside Director from liabilities to the Company which the Board of Directors intends to propose to a general meeting of shareholders; and

(5)	Consent to the participation in a shareholders’ representative litigation in order for the Company to support a Director.

Article 16.	(Minutes)

1.      The substance of the proceedings at a meeting of the Board of Corporate Auditors and the results thereof shall be recorded, in writing or in digital format, in the minutes of the meeting of the Board of Corporate Auditors, which shall bear the signatures, manually or in an electronic format, of Corporate Auditors present. The treatment similar to that of the minutes of the meeting of the Board of Directors shall be accorded to the minutes of the meeting of the Board of Corporate Auditors.

2.      The Company shall keep the minutes mentioned in the preceding paragraph for ten (10) years at the head office.

Article 17. (Administrative Office of the Board of Corporate Auditors)

Staff of Corporate Auditors shall be in charge of procedures for convocation of meetings of the Board of Corporate Auditors, preparation of the minutes and any other affairs relating to the operation of the Board of Corporate Auditors.

Article 18.	(Auditing Standard of Corporate Auditors)

Matters relating to the Board of Corporate Auditors and auditing by Corporate Auditors shall be subject to the Auditing Standard of Corporate Auditors established by the Board of Corporate Auditors in addition to as provided for in laws or ordinances, or the Articles of Incorporation or these Regulations.

Article 19.	(Amendment to or Abolition of These Regulations)

Any amendment to or abolition of the provisions of these Regulations shall require a resolution of the Board of Corporate Auditors.

SUPPLEMENTARY PROVISION

These Regulations shall take effect on October 28, 2004.

(Schedule 1)

POWERS OF THE BOARD OF CORPORATE AUDITORS

(1)	To consent to an agendum concerning the appointment of a Corporate Auditor (Article 18 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(2)	To propose an agendum for, or submit a proposal of, the appointment of a Corporate Auditor (Article 18 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(3)	To consent to an agendum concerning the appointment of an Accounting Auditor (Article 3 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(4)	To propose an agendum for, or submit a proposal of, the appointment of an Accounting Auditor (Article 3 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(5)	To consent to an agendum concerning the non-reappointment of an Accounting Auditor (Article 5-2 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(6)	To propose an agendum for the non-reappointment of an Accounting Auditor (Article 5-2 of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(7)	To consent to an agendum concerning the dismissal of an Accounting Auditor (Article 6 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(8)	To propose an agendum for the dismissal of an Accounting Auditor (Article 6 of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(9)	To dismiss an Accounting Auditor (Article 6-2 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(10)	To designate a Corporate Auditor who shall report the dismissal of an Accounting Auditor at a general meeting of shareholders (Article 6-2 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(11)	To appoint a provisional Accounting Auditor (Article 6-4 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(12)	To receive reports from the Accounting Auditor (Article 8 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(13)	To receive accounting documents and schedules from the Director or liquidator (Article 12 (1) and (2), 19 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation and Article 420 (1) of the Commercial Code);

(14)	To receive audit reports from the Accounting Auditor (Article 13 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(15)	To receive reports on the results, etc. of investigation of the audit reports prepared by the Accounting Auditor from the Corporate Auditors (Article 14 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(16)	To prepare audit reports (Article 14 (2), (3) and (4) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(17)	To receive reports on the status of execution of duties from Corporate Auditors (Article 18-2 (3) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(18)	To receive reports from Directors (Article 19 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation and Article 274-2 of the Commercial Code);

(19)	To consent to an agendum concerning the exemption of Directors from liabilities to the Company (Article 18-3 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation and Article 266 (9), (13) and (21) of the Commercial Code);

(20)	To consent to the participation in litigation in order for the Company to support a Director (Article 18-3 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation, and Article 266 (9) and Article 268 (8) of the Commercial Code);

(21)	To determine policy of auditing, method of investigation of the status of business affairs and properties of the Company or any other matters relating to execution of duties of Corporate Auditors; provided, however, that any Corporate Auditor shall not be prevented from exercising his/her power (Article 18-2 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation).

The Board of Corporate Auditors shall consist of the Corporate Auditors (Article 18-2 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation). Except for a resolution for dismissal of an Accounting Auditor, consent to an agendum concerning the exemption of Directors from liabilities to the Company or consent to participation in litigation in order for the Company to support a Director which shall be adopted unanimously, resolutions shall be adopted by a majority vote of all Corporate Auditors (Article 18-3 (1) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation).

(Schedule 2)

POWERS AND DUTIES OF EACH CORPORATE AUDITOR

1.	General auditing powers:

(1)	Power to audit the execution by the Directors of their duties (Article 274 (1) of the Commercial Code);

(2)	Power to audit accounting documents, etc. (Article 281 (2) of the Commercial Code).

2.	Investigatory powers:

(1)	Power to require a report on the business and power to investigate status of business affairs and properties of the Company (Article 274 (2) of the Commercial Code);

(2)	Power to require a report on the business of subsidiaries and power to investigate status of their business affairs and properties (Article 274-3 of the Commercial Code);

(3)	Power to require the Accounting Auditor to make a report (Article 8 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation).

3.	Rights and duties in connection with general meetings of shareholders and meetings of the Board of Directors, etc.:

(1)	Duty to explain at a general meeting of shareholders (Article 237-3 of the Commercial Code);

(2)	Duty to attend a meeting of the Board of Directors and express opinions thereat (Article 260-3 (1) of the Commercial Code);

(3)	Duty to report to the Board of Directors (Article 260-3 (2) of the Commercial Code);

(4)	Right to require the convocation of a meeting of the Board of Directors and right to convene the same (Article 260-3 (3) and (4) of the Commercial Code);

(5)	Duties to examine and make a report on proposals and documents to be submitted to a general meeting of shareholders (Article 275 of the Commercial Code).

4.	Rights concerning status of Corporate Auditors:

(1)	Right to express opinions with respect to appointment or dismissal of a Corporate Auditor (Article 275-3 of the Commercial Code);

(2)	Right to express opinions with respect to the resignation of a Corporate Auditor (Article 275-3-2 of the Commercial Code);

(3)	Right to deliberate among Corporate Auditors as to the amount of remuneration of each Corporate Auditor (Article 279 (2) of the Commercial Code);

(4)	Right to express opinions with respect to remuneration (Article 279 (3) of the Commercial Code);

(5)	Right to require payment of auditing expenses (Article 279-2 of the Commercial Code);

(6)	Right to appoint one or more Full-time Corporate Auditor(s) (Article 18 (2) of the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Corporation);

(7)	Right to appoint one or more Senior Corporate Auditor(s) (Article 28 of the Articles of Incorporation).

5.	Rights concerning measures for supervision and correction:

(1)	Right to apply for an injunction against acts of Directors (Article 275-2 of the Commercial Code);

(2)	Right to institute any legal actions or apply for any legal proceedings (Articles 247, 280-15 (2), 380 (2), 381 (1), 415, 428 (2), 431 (1) and 452 (1) of the Commercial Code).

6.	Others:

(1)	Right to investigate procedures for incorporation (Article 173-2 of the Commercial Code);

(2)	Right to represent the Company in any action between the Company and a Director (Article 275-4 of the Commercial Code).